EXHIBIT 4.1(b)

AMENDMENT NO. 2 dated as of December 15, 2005 (this “Amendment”) to the LOAN AND SECURITY AGREEMENT dated as of July 15, 2003, as amended by Amendment No. 1 dated as of March 16, 2004 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), by and between BELCREST CAPITAL FUND LLC, a Massachusetts limited liability company (the “Borrower”) and DRKW HOLDINGS, INC., a Delaware corporation, as lender (the “Lender”).

     WHEREAS, on July 15, 2003, the Borrower and the Lender entered into the Credit Agreement pursuant to which the Lender made available to the Borrower a term loan in the aggregate principal amount of $722,000,000;

     WHEREAS, on March 16, 2004, the Borrower and the Lender entered into Amendment No. 1 to the Credit Agreement pursuant to which the Lender increased the amount of the term loan by an additional $80,000,000;

     WHEREAS, the Borrower and the Lender have mutually agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement, as set forth herein, in order to clarify certain definitions;

     WHEREAS, after giving effect to Amendment No. 1 and all prepayments made in accordance with Section 2.8 of the Credit Agreement, an aggregate principal amount of $635,000,000 is outstanding as of the date hereof;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

     SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as of the Effective Date (as defined in Section 3 hereof) as follows:

     (A) The definition of “Designated Funds” in Section 1.1 of the Credit Agreement is hereby deleted and amended in its entirety to read as follows:

          ““Designated Funds” shall include Belair Capital Fund LLC, Belshire Capital Fund LLC, Belvedere Equity Fund LLC, Belrose Capital Fund LLC, Belport Capital Fund LLC, Belmar Capital Fund LLC and Belterra Capital Fund LLC.”

     SECTION 2. Representations and Warranties. The Borrower hereby represents and warrants that:

     (A) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

     (B) after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

     SECTION 3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 3 (the date on which all such conditions have been satisfied being herein called the “Effective Date”):

     (A) the Lender shall have received executed counterparts of this Amendment which, when taken together, bear the signatures of the Borrower and the Lender;

     (B) the Lender shall have received the written opinion of counsel to the Borrower, dated the date hereof and addressed to the Lender, in form and substance satisfactory to counsel to the Lender;

     (C) the Lender shall have received such other documents as the Lender may reasonably request; and

     (D) all legal matters incident to this Amendment shall be satisfactory to counsel to the Lender.

SECTION 4. Miscellaneous.

     (A) Capitalized terms used herein and not otherwise defined herein shall have the meanings as defined in the Credit Agreement.

     (B) Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

     (C) The amendments herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement.

     (D) This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

     (E) This Amendment shall constitute a Fundamental Document.

     (F) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     (G) Lender agrees to pay all reasonable expenses incurred by Borrower and the Lender in connection with, or growing out of, the negotiation, preparation, execution and delivery of this Amendment and any other documentation contemplated hereby, including, but not limited to, the reasonable fees and disbursements of any counsel for the Borrower and the Lender.

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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first written above.

Borrower:

BELCREST CAPITAL FUND LLC, as Borrower

By:	EATON VANCE MANAGEMENT, as
Manager

By:	/s/ M. Katherine Kreider

Name:	M. Katherine Kreider
Title:	Vice President
Address:	The Eaton Vance Building
255 State Street
Boston, Massachusetts 02109
Telephone No.:	(617) 482-8260
Telecopier No.:	(617) 482 3836

Lender:

DRKW HOLDINGS, INC., as Lender

By:	/s/ Neil D. Winward

Name:	Neil D. Winward
Title:	President
Address:	1301 Avenue of the Americas
New York, New York 10019
Telephone No.:	(212) 969-7909
Telecopier No.:	(212) 969-7850

ACKNOWLEDGED AND ACCEPTED

Investment Manager:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, successor-by-merger to Wells
Fargo Bank Minnesota, National Association, as
Investment Manager

By:	/s/ Joe Nardi

Name:	Joe Nardi
Title:	Assistant Vice President
Address:	Sixth Street and Marquette Avenue
MAC N9311-161
Minneapolis, MN 55479
Attention: Corporate Trust
Services/Asset-
Backed Administration
Telephone No.:	(612) 667-8058
Telecopier No.:	(617) 667-3539